UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  August 22, 2008


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

                               Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 1.01. Entry into a Material Definitive Agreement

     (a) Fleetwood closed a first mortgage financing transaction on August 22, 2008 in which Fleetwood provided the lender, ISIS Lending, LLC, a mortgage on Fleetwood's Riverside, California motor home plant and its Woodland, California manufactured housing plant in exchange for net proceeds of Twenty-Six Million Four Hundred Fifty Eight Thousand Four Hundred Twenty-One Dollars and Nineteen Cents ($26,458,421.19). The term of the mortgage is three years with two 1-year options, and the note will be amortized over a thirty-year period at an interest rate of 9.95%. The mortgages are being entered into by the Fleetwood subsidiaries that own the properties, but Fleetwood Enterprises, Inc. is providing a corporate guaranty on the loans.




SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 26, 2008
                                   FLEETWOOD ENTERPRISES, INC.



                                   By:    /s/  Leonard J. McGill
                                       --------------------------
                                   Name:  Leonard J. McGill
                                   Its:   Senior Vice President,
                                          General Counsel and Secretary